Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
November 11, 2008	fcooper@tollbrothersinc.com
Joseph R. Sicree (215) 938-8045
jsicree@tollbrothersinc.com
TOLL BROTHERS REPORTS PRELIMINARY 4TH QTR AND FY 2008 TOTALS FOR HOME BUILDING REVENUES, BACKLOG AND CONTRACTS
Horsham, PA, November 11, 2008 — Toll Brothers, Inc. (NYSE:TOL) (www.tollbrothers.com), the nation’s leading builder of luxury homes, today reported that, for its fourth quarter ended October 31, 2008, home building revenues were approximately $691.0 million (1,079 units), backlog was approximately $1.33 billion (2,046 units) and net signed contracts were approximately $266.7 million (539 units). These totals represent declines of 41%, 54% and 27%, respectively, in dollars, and 35%, 48% and 18%, respectively, in units, compared to FY 2007’s fourth-quarter results. The Company ended FY 2008’s fourth quarter with approximately $1.63 billion of cash compared to $1.50 billion at FY 2008’s third-quarter-end.
For the fiscal year ended October 31, 2008, home building revenues of approximately $3.15 billion (4,743 units) declined 32% in dollars and 29% in units compared to FY 2007’s results. Net signed contracts of approximately $1.61 billion (2,927 units) declined 47% in dollars and 34% in units versus FY 2007’s results.
These results are preliminary and unaudited. The Company will announce final fourth-quarter and full-fiscal-year results on December 4, 2008.
Robert I. Toll, chairman and chief executive officer, stated: “Until the last month, our FY 2008 fourth quarter net contract total was shaping up to be about the same as FY 2007’s fourth quarter total. Unfortunately, the preliminary signs of stability we had discussed in early September, during our 2008 third quarter earnings call, were upended by the past month’s financial crisis. Results of this crisis — accelerating fears of job losses, a large decline in consumer spending, a significant capital crunch, increased credit market disruption, and plummeting stock market values - all contributed to drive our cancellations up to 233 units (about 30% of current-quarter-contracts, or 9% of beginning-quarter-backlog), and drive home buyer confidence and our traffic and demand down to record lows.
“As a result of the recent economic meltdown, we believe the government’s attention should be focused on shoring up the housing market, which is the root of the current financial crisis. We believe the government’s efforts must concentrate on stopping the decline in home prices by bringing potential buyers back into the market: Stabilization of home prices will help stem foreclosures, shore up the value of mortgage-backed securities, and, ultimately, stabilize the balance sheets of the world’s financial institutions.
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“Congress has allocated hundreds of billions of dollars to reset mortgages, help people who are in foreclosure, and protect those who have been the victims of rapacious lending practices. We believe all of these goals are very worthy. However, we believe that, if home prices are not stabilized, these efforts will be for naught, more mortgages will go under, and the taxpayers’ money will have been wasted. We urge Congress to stimulate demand by reducing mortgage rates and fees and by providing incentives such as a buyer tax credit for the purchase of all types of homes. We believe these initiatives would offer the greatest benefit for the taxpayer’s dollar.
“With slower sales paces, we have been cutting back our community count. We ended FY 2008 with 273 selling communities, down from 315 at FYE 2007, and expect to end FY 2009 with approximately 255 (or fewer) communities, which is down 22% from 325 communities at our peak at FY 2007’s second-quarter-end. We are focused on managing our investments in land and improvements to appropriately match our reduced demand and our projected pace of production. Opening fewer new communities enables us to slow our land development expenditures and conserve cash for other opportunities.
“We continue to renegotiate, and in other cases reduce, our optioned land positions. We ended FY 2008’s fourth quarter with approximately 46,000 lots owned and optioned, compared to approximately 91,200 at our peak at FY 2006’s second-quarter-end. Although not spread proportionately across all our regions, approximately 14,000 of these lots are already improved. This means we can conserve cash in many markets where we don’t need to continue to improve lots to get them to market.”
Joel H. Rassman, chief financial officer, stated: “We ended FY 2008 with approximately $1.63 billion of cash and another $1.32 billion available under our 33-bank credit facility, which matures in March 2011. In addition, we have no public debt maturities until 2011. We believe this liquidity should enable us to take advantage of opportunities we expect will arise from the industry’s current turmoil.
“While we have not yet finalized our impairment analysis, we estimate that pre-tax write-downs related to operating communities, land and land options, and joint ventures in FY 2008’s fourth quarter will be between $120 million and $220 million. Given the significant uncertainty surrounding sales paces, cancellation rates, market direction, unemployment trends and numerous other aspects of the overall economy, we are not comfortable offering delivery, revenue or earnings guidance for the coming year.”
Mr. Toll continued: “As we look to the future, we see reduced competition from the small and mid-sized private builders, whose access to capital is very constrained. We believe this less crowded playing field, combined with attractive long-term demographics, will reward those well-capitalized builders who can persevere through the current challenging environment.”
Toll Brothers’ preliminary financial highlights for the three-month and twelve-month periods ended October 31, 2008 (unaudited):
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▪	The Company’s FY 2008 fourth-quarter net contracts of 539 units, or approximately $266.7 million, declined by 18% and 27%, respectively, compared to FY 2007’s fourth-quarter net contracts of 656 units, or $365.3 million. In addition, in FY 2008’s fourth quarter, unconsolidated entities in which the Company had an interest signed contracts of approximately $9.5 million.

▪	FY 2008’s twelve-month net contracts of approximately $1.61 billion (2,927 units) declined by 47% from FY 2007’s twelve-month net contracts total of $3.01 billion (4,440 units). In addition, in FY 2008’s twelve-month period, unconsolidated entities in which the Company had an interest signed contracts of approximately $52.6 million.

▪	The Company signed 772 gross contracts totaling approximately $449.7 million in FY 2008’s fourth quarter, a decline of 28% and 35%, respectively, compared to the 1,073 gross contracts totaling $693.7 million signed in FY 2007’s fourth quarter.

▪	In FY 2008, fourth quarter cancellations totaled 233, compared to 195, 308, 257, 417, 347, 384, 436, 585 and 317 in FY 2008’s third, second and first quarter, FY 2007’s fourth, third, second and first quarters and FY 2006’s fourth and third quarters, respectively. FY 2006’s third quarter was the first period in which cancellations reached elevated levels in the current housing downturn. FY 2008’s fourth quarter cancellation rate (current-quarter cancellations divided by current-quarter signed contracts) was 30.2%, versus 19.4%, 24.9%, 28.4%, 38.9%, 23.8%, 18.9%, 29.8%, respectively, in the preceding third, second and first quarter of 2008, fourth, third, second and first quarters of 2007, and 36.7% and 18.0%, respectively, in FY 2006’s fourth and third quarters. As a percentage of beginning-quarter backlog, FY 2008’s fourth quarter cancellation rate was 9.0%, compared to 6.4%, 9.2% and 6.5% in FY 2008’s third, second and first quarters, 8.3%, 6.0%, 6.5% and 6.7% in the fourth, third, second and first quarters of FY 2007, respectively, and 7.3% and 3.6% in the fourth and third quarters of FY 2006, respectively.

▪	The average price of net signed contracts in the FY 2008’s fourth quarter was approximately $495,000 compared to $579,000 in FY 2008’s third quarter. This decline was due to the higher average price of cancelled units in FY 2008’s fourth quarter than in FY 2008’s third quarter: The average price of cancelled units in FY 2008’s fourth quarter was approximately $785,000 compared to $606,000 in FY 2008’s third quarter.

▪	In FY 2008, fourth-quarter-end backlog of approximately $1.33 billion (2,046 units) decreased 54% from FY 2007’s fourth-quarter-end backlog of $2.85 billion (3,950 units). In addition, at October 31, 2008, unconsolidated entities in which the Company had an interest had a backlog of approximately $27.2 million.

▪	FY 2008’s fourth-quarter home building revenues of approximately $691.0 million decreased 41% from FY 2007’s fourth-quarter home building revenues of $1.17 billion. Revenues from land sales totaled approximately $7.8 million for FY 2008’s fourth quarter, compared to $2.0 million in FY 2007’s fourth quarter.
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▪	FY 2008’s twelve-month home building revenues of approximately $3.15 billion (4,743 units) decreased 32% from FY 2007’s twelve-month home building revenues of $4.64 billion (6,687 units). FY 2008 revenues from land sales for the twelve-month period totaled approximately $10.1 million, compared to $11.9 million in the comparable period of FY 2007.

▪	In addition, in the Company’s FY 2008 fourth-quarter and twelve-month periods, unconsolidated entities in which the Company had an interest delivered homes with a value of approximately $42.7 million and $104.7 million, respectively, compared to $9.1 million and $56.1 million, respectively, in the comparable periods of FY 2007. The Company’s share of the profits from the delivery of these homes is included in ‘(Loss) Earnings from Unconsolidated Entities’ on the Company’s Statement of Operations.
Toll Brothers will be broadcasting live via the Investor Relations section of its website, www.tollbrothers.com, a conference call hosted by chairman and chief executive officer Robert I. Toll at 2:00 p.m. (EST) today, November 11, 2008, to discuss these results. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select “Conference Calls”. Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through December 3, 2008.
Toll Brothers, Inc. is the nation’s leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL”. The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 21 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Texas, Virginia and West Virginia.
Toll Brothers builds luxury single-family detached and attached home communities, master planned luxury residential resort-style golf communities and urban low-, mid- and high-rise communities, principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management and landscape subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.
Toll Brothers, a FORTUNE 500 Company, is the only publicly traded national home building company to have won all three of the industry’s highest honors: America’s Best Builder from the National Association of Home Builders, the National Housing Quality Award, and Builder of the Year. Toll Brothers proudly supports the communities in which it builds; among other philanthropic pursuits, the Company sponsors the Toll Brothers — Metropolitan Opera International Radio Network, bringing opera to neighborhoods throughout the world. For more information, visit tollbrothers.com.
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Certain information included herein and in other Company reports, SEC filings, verbal or written statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to: information related to anticipated operating results; financial resources; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; interest expense; inventory write-downs; effects of home buyer cancellations; growth and expansion; anticipated income to be realized from our investments in unconsolidated entities; the ability to acquire land; the ability to gain approvals and to open new communities; the ability to sell homes and properties; the ability to deliver homes from backlog; the ability to secure materials and subcontractors; the ability to produce the liquidity and capital necessary to expand and take advantage of opportunities in the future; industry trends; and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include: local, regional, national and international economic conditions, including the current economic turmoil and uncertainties in the U.S. and global credit and financial markets; demand for homes; domestic and international political events; uncertainties created by terrorist attacks; effects of governmental regulation, including effects from the Emergency Economic Stabilization Act; the competitive environment in which the Company operates; changes in consumer confidence; volatility and fluctuations in interest rates; unemployment rates; changes in home prices, foreclosure rates and sales activity in the markets where the Company builds homes; the availability and cost of land for future growth; excess inventory and adverse market conditions that could result in substantial inventory write-downs; the availability of capital; uncertainties, fluctuations and volatility in the capital and securities markets; liquidity in the credit markets; changes in tax laws and their interpretation; legal proceedings; the availability of adequate insurance at reasonable cost; the ability of customers to obtain adequate and affordable financing for the purchase of homes; the ability of home buyers to sell their existing homes; the ability of the participants in our various joint ventures to honor their commitments; the availability and cost of labor and building and construction materials; the cost of oil, gas and other raw materials; construction delays; and weather conditions.
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Toll Brothers operates in four geographic segments:

North:	Connecticut, Illinois, Massachusetts, Michigan, Minnesota, New Jersey, New York and Rhode Island
Mid-Atlantic:	Delaware, Maryland, Pennsylvania, Virginia and West Virginia
South:	Florida, Georgia (2008 only), North Carolina, South Carolina and Texas
West:	Arizona, California, Colorado and Nevada

	Three Months Ended		Three Months Ended
	October 31,		October 31,
	Units		$ (Millions)
	2008	2007	2008	2007
HOME BUILDING REVENUES
COMPLETED CONTRACT COMMUNITIES (1)
North	359	432	$235.9	$313.4
Mid-Atlantic	349	516	210.3	325.5
South	227	345	122.0	187.2
West	144	357	120.2	312.6

Total	1,079	1,650	$688.4	$1,138.7

PERCENTAGE OF COMPLETION(2)
North			$2.6	$18.7
South				9.9

Total	—	—	$2.6	$28.6

TOTAL
North	359	432	$238.5	$332.1
Mid-Atlantic	349	516	210.3	325.5
South	227	345	122.0	197.1
West	144	357	120.2	312.6

Total consolidated	1,079	1,650	$691.0	$1,167.3

CONTRACTS
COMPLETED CONTRACT COMMUNITIES (1)
North	156	249	$62.4	$159.2
Mid-Atlantic	183	291	95.7	174.2
South	110	113	50.4	55.7
West	87	17	56.5	(15.5)

Total	536	670	$265.0	$373.6

PERCENTAGE OF COMPLETION
North	3	(13)	$1.7	$(7.4)
South		(1)		(0.9)

Total	3	(14)	$1.7	$(8.3)

TOTAL
North	159	236	$64.1	$151.8
Mid-Atlantic	183	291	95.7	174.2
South	110	112	50.4	54.8
West	87	17	56.5	(15.5)

Total consolidated	539	656	$266.7	$365.3

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	At October 31,		At October 31
	Units		$ (Millions)
	2008	2007	2008	2007
BACKLOG
COMPLETED CONTRACT COMMUNITIES(1)
North	863	1,431	$556.6	$1,051.0
Mid-Atlantic	558	973	362.3	676.7
South	354	789	205.1	428.9
West	264	674	195.6	667.6

Total	2,039	3,867	$1,319.6	$2,824.2

PERCENTAGE OF COMPLETION
North	7	66	$5.9	$38.7
South	—	17	—	46.7
Less revenue recognized on units remaining in backlog				(55.2)

Total	7	83	$5.9	$30.2

TOTAL
North	870	1,497	$562.5	$1,089.7
Mid-Atlantic	558	973	362.3	676.7
South	354	806	205.1	475.6
West	264	674	195.6	667.6
Less revenue recognized on units remaining in backlog			—	(55.2)

Total consolidated	2,046	3,950	$1,325.5	$2,854.4

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	Twelve Months Ended		Twelve Months Ended
	October 31,		October 31,
	Units		$ (Millions)
	2008	2007	2008	2007
HOME BUILDING REVENUES
COMPLETED CONTRACT COMMUNITIES (1)
North	1,300	1,467	$894.4	$993.1
Mid-Atlantic	1,443	2,137	878.6	1,338.4
South	1,095	1,631	556.2	922.3
West	905	1,452	777.1	1,241.8

Total	4,743	6,687	$3,106.3	$4,495.6

PERCENTAGE OF COMPLETION(2)
North			$37.4	$91.0
South			4.3	48.5

Total	—	—	$41.7	$139.5

TOTAL
North	1,300	1,467	$931.8	$1,084.1
Mid-Atlantic	1,443	2,137	878.6	1,338.4
South	1,095	1,631	560.5	970.8
West	905	1,452	777.1	1,241.8

Total consolidated	4,743	6,687	$3,148.0	$4,635.1

CONTRACTS
COMPLETED CONTRACT COMMUNITIES(1)
North	732	1,458	$400.1	$1,007.4
Mid-Atlantic	1,028	1,505	564.2	950.4
South	660	829	332.3	454.9
West	495	621	305.1	573.0

Total	2,915	4,413	$1,601.7	$2,985.7

PERCENTAGE OF COMPLETION
North	15	27	$12.7	$22.0
South	(3)		(6.2)	2.4

Total	12	27	$6.5	$24.4

TOTAL
North	747	1,485	$412.8	$1,029.4
Mid-Atlantic	1,028	1,505	564.2	950.4
South	657	829	326.1	457.3
West	495	621	305.1	573.0

Total consolidated	2,927	4,440	$1,608.2	$3,010.1

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(1)	Completed contract communities’ revenues, contracts and backlog include certain projects that have extended sales and construction cycles. Information related to these projects’ revenues recognized and contracts signed in the three-month and twelve-month periods ended October 31, 2008 and 2007, and the backlog of undelivered homes at October 31, 2008 and 2007 are provided below:
Revenues — Three Months Ended October 31,

	2008	2007	2008	2007
	Units	Units	$(Mill)	$(Mill)
North	89	52	$80.4	$70.3
Mid-Atlantic	8		3.3
West	1		2.3

Total	98	52	$86.0	$70.3

Revenues — Twelve Months Ended October 31,

	2008	2007	2008	2007
	Units	Units	$(Mill)	$(Mill)
North	311	52	$288.3	$70.3
Mid-Atlantic	62		25.9
West	13		9.3

Total	386	52	$323.5	$70.3

Contracts — Three Months Ended October 31,

	2008	2007	2008	2007
	Units	Units	$(Mill)	$(Mill)
North	(46)	28	$(45.6)	$25.9
Mid-Atlantic	(1)	2	(0.4)	1.3
West	(1)	(6)	(1.2)	(4.4)

Total	(48)	24	$(47.2)	$22.8

Contracts – Twelve Months Ended October 31,

	2008	2007	2008	2007
	Units	Units	$(Mill)	$(Mill)
North	(15)	329	$(7.7)	$325.4
Mid-Atlantic	(1)	14	0.1	6.4
West	(36)	(6)	(21.2)	(4.0)

Total	(52)	337	$(28.8)	$327.8

Backlog at October 31,

	2008	2007	2008	2007
	Units	Units	$(Mill)	$(Mill)
North	207	533	$202.9	$499.0
Mid-Atlantic	9	72	4.2	30.0
West		20		14.2

Total	216	625	$207.1	$543.2

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(2)	Percentage of Completion deliveries in the three-month and twelve-month periods ended October 31, 2008 and 2007 are provided below:
Deliveries for the three-month period ended October 31,

	2008	2007	2008	2007
	Units	Units	$(MILL)	$(MILL)
North	5	53	$4.6	$30.2
South	1		2.8

Total	6	53	$7.4	$30.2

Deliveries for the twelve-month period ended October 31,

	2008	2007	2008	2007
	Units	Units	$(MILL)	$(MILL)
North	74	277	$45.6	$193.7
South	14	59	40.5	69.6

Total	88	336	$86.1	$263.3

Unconsolidated entities:
The Company has investments and advances to several entities that are accounted for using the equity method of accounting. Information on revenues, contracts signed and backlog are provided below:

	2008	2007	2008	2007
	Units	Units	$(Mill)	$(Mill)
Three months ended October 31,
Contracts	13	28	$9.5	$20.0
Revenue	55	10	$42.7	$9.1

Twelve months ended October 31,
Contracts	69	159	$52.6	$117.4
Revenue	142	76	$104.7	$56.1

Backlog at October 31,	35	108	$27.2	$79.3